UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2004

Eagle Family Foods Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-50305-01	13-3983598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eagle Family Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-50305	13-3982757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

735 Taylor Road, Suite 200, Gahanna, Ohio	43250
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 501-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) On October 4, 2004, Jeffrey Goldfaden was elected to the Boards of Directors of Eagle Family Foods Holdings, Inc. (“Holdings”) and Eagle Family Foods, Inc. (“Eagle”) by the unanimous written consent of the Boards of Directors of Holdings and Eagle, respectively. Mr. Goldfaden fills a vacancy on each of the Boards of Directors of Holdings and Eagle. Pursuant to a Stockholders Agreement, dated as of January 23, 1998 and as amended, for so long as Warburg, Pincus Ventures, L.P. (“Warburg”) beneficially owns at least 20% of the outstanding common stock of Holdings on a fully diluted basis, Warburg has the right to designate three directors to the Board of Directors of Holdings. The Stockholders Agreement also provides that the Board of Directors of Eagle shall be identical to that of Holdings. Mr. Goldfaden is a Warburg designee and is currently an Associate at Warburg Pincus LLC.

The Boards of Directors of Holdings and Eagle do not have committees, and so Mr. Goldfaden will not be appointed to serve on any committees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EAGLE FAMILY FOODS HOLDINGS, INC.
EAGLE FAMILY FOODS, INC.

Date: October 4, 2004	By:	/s/ Craig A. Steinke
	Name:	Craig A. Steinke
	Title:	President, Chief Executive
Officer and Chief Financial Officer

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